FBL FINANCIAL GROUP, INC.
Selected Unaudited Adjusted Financial Information
2018, 2017 and 2016

Corporate Headquarters	FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, Iowa 50266-5997
(515) 225-5400
Financial Inquiries	For more information contact:
Kathleen Till Stange
Vice President Corporate & Investor Relations
Kathleen.TillStange@FBLFinancial.com
(515) 226-6780
Internet Information	FBL Financial Group, Inc.
www.fblfinancial.com
Stock Symbol	NYSE: FFG
Transfer Agent	American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
http://www.astfinancial.com

FBL Financial Group, Inc.
Financial Supplement - Selected Adjusted Information (Unaudited)
June 30, 2018
Table of Contents/Notes

Impact of Accounting Change - Summary	2
Consolidated Financial Statements:
Consolidated Balance Sheets	5
Consolidated Statements of Comprehensive Income	7
Consolidated Statements of Comprehensive Income, last five quarters	8
Net Income to Non-GAAP Operating Income Reconciliation and Pre-tax Non-GAAP Operating Income by Segment, last five quarters	9
Statements of Pre-tax Non-GAAP Operating Income, last five quarters - Corporate and Other Segment	10
Other Information	11

NOTE 1: As more fully disclosed on page 2 of this report, we are voluntarily changing our accounting for low-income housing tax credit (LIHTC) investments from one acceptable method to another acceptable method under U.S. Generally Accepted Accounting Principles (GAAP). The accounting change is applied retrospectively to our financial statements. This report summarizes the historical adjustments, which are confined to the consolidated financial statements and the Corporate and Other Segment. The Annuity and Life Insurance Segments were not impacted by this accounting change.

NOTE 2: In addition to net income as determined using GAAP, we have consistently used non-GAAP operating income (a measure of earnings not recognized under GAAP), a financial measure common in the life insurance industry, as a primary economic measure to evaluate our financial performance. Non-GAAP operating income for the periods presented consists of net income adjusted to exclude the initial impact of changes in federal statutory income tax rates and tax laws, realized gains and losses on investments and the change in net unrealized gains and losses on derivatives and equity securities.

We use non-GAAP operating income, in addition to net income, to measure our performance since realized gains and losses on investments and the change in net unrealized gains and losses on derivatives and equities can fluctuate greatly from quarter to quarter. These fluctuations make it difficult to analyze core operating trends. A view of our non-GAAP operating performance without the impact of these items enhances the analysis of our results. We use non-GAAP operating income for goal setting, determining short-term incentive compensation and evaluating performance on a basis comparable to that used by many in the investment community.

NOTE 3: Certain financial information presented herein may not add due to rounding.

FBL Financial Group, Inc.
Impact of Accounting Change - Summary (Unaudited)

During the third quarter of 2018, FBL Financial Group, Inc (the Company) will voluntarily change its accounting policy for low income housing tax credit (LIHTC) investments. The Company will begin using the proportional method of accounting for its LIHTC investments rather than the equity method of accounting. While both methods of accounting are acceptable under U.S. generally accepted accounting principles, the Company believes the proportional amortization method is preferable because it more fairly represents the economics of LIHTC investments, which are made primarily for the purpose of receiving tax credits and other tax benefits. In addition, this method aligns to the method typically used by the companies within the Company's industry which have similar investments. In addition to a change in the timing of the recognition of income on LIHTC investments, there are also differences in how these investments will be reported within our consolidated financial statements, as follows:

•	LIHTC investments are now recorded in the "Other asset" line instead of the "Securities and indebtedness of related parties" line on the consolidated balance sheets.

•	Income/expense from LIHTC investments is now recorded in the "Income taxes" line instead of the "Equity income" line on the consolidated statements of operations.

The following presents the effect of the change on financial statement line items for prior periods that were retrospectively adjusted:

Consolidated Balance Sheet Impact
	December 31, 2016			December 31, 2017
	Originally Reported	Currently Reported	Effect of Change	Originally Reported	Currently Reported	Effect of Change
	(Dollars in thousands)			(Dollars in thousands)
Assets
Securities and indebtedness of related parties	$137,422	$46,167	$(91,255)	$130,240	$47,823	$(82,417)
Current income taxes recoverable	4,309	7,756	3,447	3,269	6,764	3,495
Other assets	92,021	171,284	79,263	112,054	177,764	65,710
Total assets			$(8,545)			$(13,212)

Liabilities and stockholders’ equity
Deferred income taxes	$163,495	$159,653	$(3,842)	$131,912	$130,425	$(1,487)
Retained earnings	882,672	877,969	(4,703)	947,148	935,423	(11,725)
Total liabilities and stockholders’ equity			$(8,545)			$(13,212)

Consolidated Balance Sheet Impact
	June 30, 2018
	Originally Reported	Currently Reported	Effect of Change
	(Dollars in thousands)
Assets
Securities and indebtedness of related parties	$127,876	$52,502	$(75,374)
Current income taxes recoverable	—	501	501
Other assets	106,722	166,432	59,710
Total assets			$(15,163)

Liabilities and stockholders’ equity
Current income taxes payable	$2,984	$—	$(2,984)
Deferred income taxes	88,993	88,230	(763)
Retained earnings	940,389	928,973	(11,416)
Total liabilities and stockholders’ equity			$(15,163)

Consolidated Statements of Operations Impact
	Year ended December 31, 2016			Year ended December 31, 2017
	Originally Reported	Currently Reported	Effect of Change	Originally Reported	Currently Reported	Effect of Change

Revenues:
Net impairment loss recognized in earnings	$(4,869)	$(4,869)	$—	$(3,986)	$(1,553)	$2,433

Income taxes	(46,010)	(41,220)	4,790	40,729	39,983	(746)
Equity income (loss), net of related income taxes	11,440	2,269	(9,171)	11,299	2,590	(8,709)
Net income (loss) attributable to FBL Financial Group, Inc.			$(4,381)			$(7,022)
Impact of change in federal tax rate (1)			—			4,640
Realized gains/losses on investments, net of tax			—			(1,922)
Non-GAAP operating income			$(4,381)			$(4,304)

Earnings (loss) per common share - assuming dilution			$(0.18)			$(0.28)
Non-GAAP operating income per common share - assuming dilution			$(0.18)			$(0.17)

(1)	Amounts include catch up amortization on LIHTC related to changes in federal tax rates.

Income statement impact of LIHTC accounting change by quarter
	2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2
	(In thousands, except per share data)
Net income attributable to FBL Financial Group, Inc.
Originally reported	$26,433	$32,291	$27,104	$108,499	$23,631	$32,428
Currently reported	25,144	32,054	26,127	103,980	23,565	32,803
Effect of change	$(1,289)	$(237)	$(977)	$(4,519)	$(66)	$375

Change in earnings (loss) per common share - basic and assuming dilution	$(0.05)	$(0.01)	$(0.04)	$(0.18)	$—	$0.01

Non-GAAP operating income
Originally reported	$26,988	$30,817	$25,753	$24,804	$27,633	$32,693
Currently reported	25,699	30,580	24,776	23,003	26,297	31,915
Effect of change	$(1,289)	$(237)	$(977)	$(1,801)	$(1,336)	$(778)

Change in operating earnings (loss) per common share - basic and assuming dilution	$(0.05)	$(0.01)	$(0.04)	$(0.07)	$(0.05)	$(0.03)

FBL Financial Group, Inc.
Consolidated Balance Sheets (Unaudited)
(Dollars in thousands)

	As adjusted
	June 30, 2018	December 31, 2017
Assets
Investments:
Fixed maturities - available for sale, at fair value (amortized cost: 2018 - $6,922,505; 2017 - $6,757,250)	$7,173,415	$7,291,967
Equity securities - available for sale, at fair value (cost: 2018 - $99,279; 2017 - $96,715)	104,026	104,145
Mortgage loans	982,987	971,812
Real estate	1,543	1,543
Policy loans	194,838	191,398
Short-term investments	15,141	17,007
Other investments	44,724	42,371
Total investments	8,516,674	8,620,243

Cash and cash equivalents	23,705	52,696
Securities and indebtedness of related parties (adjusted)	52,502	47,823
Accrued investment income	75,044	76,468
Amounts receivable from affiliates	8,200	3,561
Reinsurance recoverable	103,032	108,948
Deferred acquisition costs	387,527	302,611
Value of insurance in force acquired	8,880	4,560
Current income taxes recoverable (adjusted)	501	6,764
Other assets (adjusted)	166,432	177,764
Assets held in separate accounts	638,061	651,963

Total assets (adjusted)	$9,980,558	$10,053,401

FBL Financial Group, Inc.
Consolidated Balance Sheets (Continued)
(Dollars in thousands)

	As adjusted
	June 30, 2018	December 31, 2017
Liabilities and stockholders' equity
Liabilities:
Future policy benefits:
Interest sensitive products	$5,417,955	$5,299,961
Traditional life insurance and accident and health products	1,775,968	1,750,504
Other policy claims and benefits	46,681	44,475
Supplementary contracts without life contingencies	312,399	322,630
Advance premiums and other deposits	265,763	267,023
Amounts payable to affiliates	1,299	1,164
Short-term debt payable to non-affiliates	27,000	—
Long-term debt payable to non-affiliates	97,000	97,000
Current income taxes payable (adjusted)	—	—
Deferred income taxes (adjusted)	88,230	130,425
Other liabilities	93,930	111,131
Liabilities related to separate accounts	638,061	651,963
Total liabilities (adjusted)	8,764,286	8,676,276

Stockholders' equity:
FBL Financial Group, Inc. stockholders' equity:
Preferred stock, without par value, at liquidation value - authorized 10,000,000 shares, issued and outstanding 5,000,000 Series B shares	3,000	3,000
Class A common stock, without par value - authorized 88,500,000 shares, issued and outstanding 24,806,796 in 2018 and 24,919,113 shares in 2017	153,114	153,589
Class B common stock, without par value - authorized 1,500,000 shares, issued and outstanding 11,413 shares in 2018 and 2017	72	72
Accumulated other comprehensive income	131,081	284,983
Retained earnings (adjusted)	928,973	935,423
Total FBL Financial Group, Inc. stockholders' equity (adjusted)	1,216,240	1,377,067
Noncontrolling interest	32	58
Total stockholders' equity (adjusted)	1,216,272	1,377,125
Total liabilities and stockholders' equity (adjusted)	$9,980,558	$10,053,401

FBL Financial Group, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
(Dollars in thousands, except per share data)

	As adjusted
	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenues:
Interest sensitive product charges	$30,906	$29,456	$61,004	$58,657
Traditional life insurance premiums	51,091	50,262	100,588	98,696
Net investment income	103,974	103,908	204,996	204,902
Net realized capital gains (losses)	841	921	(906)	518
Net impairment losses recognized in earnings (adjusted)	—	—	(1,040)	(66)
Other income	3,637	4,450	8,237	8,210
Total revenues (adjusted)	190,449	188,997	372,879	370,917

Benefits and expenses:
Interest sensitive product benefits	62,637	58,251	123,982	121,011
Traditional life insurance benefits	43,725	42,610	89,181	85,564
Policyholder dividends	2,560	2,557	5,111	5,110
Underwriting, acquisition and insurance expenses	37,210	36,341	76,787	70,694
Interest expense	1,213	1,213	2,426	2,425
Other expenses	5,627	4,740	11,220	8,891
Total benefits and expenses	152,972	145,712	308,707	293,695
	37,477	43,285	64,172	77,222
Income tax expense (adjusted)	(5,831)	(12,470)	(9,644)	(22,137)
Equity income, net of related income taxes (adjusted)	1,139	1,266	1,799	2,142
Net income (adjusted)	32,785	32,081	56,327	57,227
Net loss (income) attributable to noncontrolling interest	18	(27)	41	(29)
Net income attributable to FBL Financial Group, Inc. (adjusted)	$32,803	$32,054	$56,368	$57,198

Comprehensive income (loss) attributable to FBL Financial Group, Inc. (adjusted)	$(22,727)	$78,813	$(92,054)	$120,000

Earnings per common share (adjusted)	$1.31	$1.28	$2.26	$2.28
Earnings per common share - assuming dilution (adjusted)	$1.31	$1.28	$2.25	$2.28

Cash dividends per common share	$0.46	$0.44	$0.92	$0.88
Special cash dividend per common share	$—	$—	$1.50	$1.50

FBL Financial Group, Inc.
Consolidated Statements of Comprehensive Income (Unaudited) - Quarterly
(Dollars in thousands, except per share data)

	As adjusted
	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Revenues:
Interest sensitive product charges	$29,456	$28,004	$26,275	$30,098	$30,906
Traditional life insurance premiums	50,262	47,087	49,547	49,497	51,091
Net investment income	103,908	102,950	107,347	101,022	103,974
Net realized capital gains (losses)	921	81	—	(1,747)	841
Net impairment losses recognized in earnings (adjusted)	—	(67)	(1,420)	(1,040)	—
Other income	4,450	3,501	3,689	4,600	3,637
Total revenues (adjusted)	188,997	181,556	185,438	182,430	190,449

Benefits and expenses:
Interest sensitive product benefits	58,251	67,206	63,661	61,345	62,637
Traditional life insurance benefits	42,610	42,633	44,826	45,456	43,725
Policyholder dividends	2,557	2,487	2,543	2,551	2,560
Underwriting, acquisition and insurance expenses	36,341	27,535	36,649	39,577	37,210
Interest expense	1,213	1,213	1,212	1,213	1,213
Other expenses	4,740	4,971	4,520	5,593	5,627
Total benefits and expenses	145,712	146,045	153,411	155,735	152,972
	43,285	35,511	32,027	26,695	37,477
Income tax benefit (expense) (adjusted)	(12,470)	(9,880)	72,000	(3,813)	(5,831)
Equity income, net of related income taxes (adjusted)	1,266	487	(39)	660	1,139
Net income (adjusted)	32,081	26,118	103,988	23,542	32,785
Net loss (income) attributable to noncontrolling interest	(27)	9	(8)	23	18
Net income attributable to FBL Financial Group, Inc. (adjusted)	$32,054	$26,127	$103,980	$23,565	$32,803

Comprehensive income (loss) attributable to FBL Financial Group, Inc. (adjusted)	$78,813	$37,639	$116,868	$(69,327)	$(22,727)

Earnings per common share (adjusted)	$1.28	$1.04	$4.15	$0.94	$1.31
Earnings per common share - assuming dilution (adjusted)	$1.28	$1.04	$4.15	$0.94	$1.31

Cash dividends per common share	$0.44	$0.44	$0.44	$0.46	$0.46
Special cash dividend per common share	$—	$—	$—	$1.50	$—

Weighted average common shares outstanding (in thousands):
Basic	25,031	25,037	25,039	25,004	24,917
Effect of dilutive securities	20	18	18	16	13
Diluted	25,051	25,055	25,057	25,020	24,930

FBL Financial Group, Inc.
Net Income to Non-GAAP Operating Income Reconciliation and Pre-tax Non-GAAP Operating Income by Segment
(Dollars in thousands, except per share data)

	As adjusted
	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018

Net income attributable to FBL Financial Group, Inc. (adjusted)	$32,054	$26,127	$103,980	$23,565	$32,803
Net income adjustments:
Impact of change in federal tax rate (adjusted)	—	—	(81,157)	—	—
Realized gains/losses on investments (1)(2) (adjusted)	(788)	38	656	2,223	(694)
Change in net unrealized gains/losses on derivatives (1)	(686)	(1,389)	(476)	509	(194)
Non-GAAP operating income (adjusted)	$30,580	$24,776	$23,003	$26,297	$31,915

Non-GAAP operating income per common share - assuming dilution (adjusted)	$1.22	$0.99	$0.92	$1.05	$1.27

Non-GAAP operating return on equity, excluding AOCI - last twelve months (adjusted)	10.7%	10.3%	10.0%	10.0%	9.7%
Non-GAAP operating return on equity, including AOCI - last twelve months (adjusted)	8.8%	8.5%	8.3%	8.3%	8.1%

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Impact of Adjustments on FBL Net Income
Impact of change in federal tax rate (adjusted)	$—	$—	$81,157	$—	$—
Realized gains/losses on investments (adjusted)	921	14	(1,420)	(970)	1,707
Change in net unrealized gains/losses on equity securities	—	—	—	(1,817)	(866)
Change in net unrealized gains/losses on derivatives	107	1,897	629	(1,208)	516
Offsets:
Change in amortization	222	(20)	(90)	338	(226)
Reserve change on interest sensitive products	1,018	187	79	199	(7)
Income tax (adjusted)	(794)	(727)	622	726	(236)
Net impact of net income adjustments (adjusted)	$1,474	$1,351	$80,977	$(2,732)	$888

	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Pre-tax non-GAAP operating income by segment:
Annuity segment	$18,174	$17,015	$17,211	$16,582	$15,998
Life Insurance segment	17,631	12,620	9,856	10,897	16,381
Corporate and Other segment (adjusted)	7,133	4,556	5,694	3,533	5,434
Total pre-tax non-GAAP operating income (adjusted)	42,938	34,191	32,761	31,012	37,813
Income taxes on non-GAAP operating income (adjusted)	(12,358)	(9,415)	(9,758)	(4,715)	(5,898)
Non-GAAP operating income (adjusted)	$30,580	$24,776	$23,003	$26,297	$31,915

(1)
Amounts are net of offsets related to changes in amortization of unearned revenue reserves, deferred sales inducements and deferred acquisition costs, as well as changes in interest sensitive product reserves and income taxes attributable to these items.

(2)	Beginning in 2018, amount includes changes in net unrealized gains/losses on equity securities.

FBL Financial Group, Inc.
Statements of Pre-tax Non-GAAP Operating Income
Corporate and Other

	As adjusted
	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018
Pre-tax Non-GAAP Operating Income		(Dollars in thousands)

Non-GAAP operating revenues:
Interest sensitive product charges	$10,894	$10,393	$11,252	$11,021	$11,102
Net investment income	8,643	8,719	8,788	8,411	8,777
Other income	4,567	3,589	3,829	4,679	3,990
Total non-GAAP operating revenues	24,104	22,701	23,869	24,111	23,869

Non-GAAP operating benefits and expenses:
Interest sensitive product benefits	7,894	11,697	9,410	9,342	7,714
Underwriting, acquisition and insurance expenses:
Commission expense, net of deferrals	812	705	716	680	667
Amortization of deferred acquisition costs	1,223	(2,276)	904	2,512	1,876
Other underwriting expenses	1,721	2,045	1,607	1,402	1,506
Total underwriting, acquisition and insurance expenses	3,756	474	3,227	4,594	4,049
Interest expense	1,213	1,213	1,212	1,213	1,213
Other expenses	4,740	4,971	4,520	5,593	5,627
Total non-GAAP operating benefits and expenses	17,603	18,355	18,369	20,742	18,603
	6,501	4,346	5,500	3,369	5,266
Net loss (income) attributable to noncontrolling interest	(27)	9	(8)	23	18
Equity loss, before tax (adjusted)	659	201	202	141	150
Pre-tax non-GAAP operating income (adjusted)	$7,133	$4,556	$5,694	$3,533	$5,434

Selected balance sheet data, securities at amortized cost:
Assets:
Investments	$652,011	$647,104	$671,857	$680,285	$678,014
Deferred acquisition costs	67,425	71,038	70,247	68,202	66,315
Separate account assets	625,971	637,746	651,963	638,751	638,061

Liabilities and equity:
Liabilities:
Interest sensitive reserves	$367,929	$369,167	$369,726	$369,022	$367,937
Other insurance reserves	91,316	94,088	93,754	91,305	89,427
Separate account liabilities	625,971	637,746	651,963	638,751	638,061
Allocated equity, excluding AOCI (adjusted)	375,883	385,733	420,412	351,866	369,593

Rollforward of separate account balances:
Beginning separate account balance	$615,892	$625,971	$637,746	$651,963	$638,751
Net premiums and transfers	6,804	4,945	4,745	6,667	6,264
Net investment income (loss)	19,679	22,852	26,039	(3,424)	11,995
Charges, benefits and surrenders	(16,404)	(16,022)	(16,567)	(16,455)	(18,949)
Ending separate account balance	$625,971	$637,746	$651,963	$638,751	$638,061

Other data:
Number of direct contracts - variable annuity	10,157	10,017	9,857	9,671	9,491
Number of direct policies - variable universal life	37,800	37,400	36,986	36,548	36,056
Direct face amounts - variable universal life	$4,654,603	$4,599,050	$4,549,732	$4,501,972	$4,440,315

FBL Financial Group, Inc.
Other Information

	As adjusted
	June 30,	September 30,	December 31,	March 31,	June 30,
	2017	2017	2017	2018	2018
		(Dollars in thousands, except per share data)

Capitalization:
Short-term debt	$—	$—	$—	$—	$27,000
Trust preferred securities, due 2047	97,000	97,000	97,000	97,000	97,000
Total debt	97,000	97,000	97,000	97,000	124,000

Preferred stock	3,000	3,000	3,000	3,000	3,000
Common stockholders' equity, excluding AOCI (adjusted)	1,029,198	1,044,521	1,089,084	1,063,139	1,082,159
Total capitalization, excluding AOCI (adjusted)	1,129,198	1,144,521	1,189,084	1,163,139	1,209,159

Accumulated other comprehensive income	212,357	223,869	284,983	186,222	131,081
Total capitalization, including AOCI (adjusted)	$1,341,555	$1,368,390	$1,474,067	$1,349,361	$1,340,240

Common shares outstanding	24,928,568	24,933,510	24,930,526	24,837,976	24,818,209

Book Value per Share:
Excluding AOCI (adjusted)	$41.29	$41.89	$43.68	$42.80	$43.60
Including AOCI (adjusted)	49.80	50.87	55.12	50.30	48.89

Debt-to-Capital Ratio:
Excluding AOCI (adjusted)	8.5%	8.4%	8.1%	8.3%	10.2%
Including AOCI (adjusted)	7.2	7.1	6.5	7.1	9.2

Debt-to-Capital Ratio with 50% Credit for Trust Preferred Securities:
Excluding AOCI (adjusted)	4.3%	4.2%	4.0%	4.1%	5.1%
Including AOCI (adjusted)	3.6	3.5	3.3	3.6	4.6

Class A Common Ownership:
Iowa Farm Bureau Federation	59.2%	59.2%	59.2%	59.5%	59.5%
Public	40.8	40.8	40.8	40.5	40.5
	100.0%	100.0%	100.0%	100.0%	100.0%